Exhibit 5.2

July 25, 2025
Portland General Electric Company
121 S.W. Salmon Street
Portland, Oregon 97204

Re: Portland General Electric Company Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, Chief Legal and Compliance Officer of Portland General Electric Company, an Oregon corporation (the “Company”), and in such capacity have acted as counsel to the Company in connection with the sale of shares (the “Shares”) of common stock of the Company, without par value (the “Common Stock”), by (i) the Company through or to Barclays Capital Inc., BofA Securities, LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as sales agents and/or principals, as applicable (in such capacity, each a “Sales Agent” and collectively, the “Sales Agents”) and/or (ii) Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”), through the Sales Agents as forward sellers from time to time, having an aggregate sales price of up to $244,008,930, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2025 (Registration No. 333-288955) (as so filed and as amended, the “Registration Statement”), a base prospectus dated July 25, 2025 (the “Base Prospectus”), and a prospectus supplement dated July 25, 2025 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”), that certain Equity Distribution Agreement, dated July 26, 2024, by and among the Company , the Sales Agents, and the Forward Purchasers, as applicable, as amended by that first amendment to the Equity Distribution Agreement, dated July 25, 2025 (as amended, the “Equity Distribution Agreement”), and concurrently one or more forward stock purchase transactions with any of the Forward Purchasers, as set forth in one or more separate letter agreements, each in substantially the form attached as Exhibit G to the Equity Distribution Agreement (each a “Forward Confirmation” and collectively, the “Forward Confirmations”). Any Shares to be delivered by the Company to the Forward Purchasers in settlement of all or any portion of the Company’s obligations under the Forward Confirmations are hereinafter sometimes called the “Confirmation Shares”.

I or attorneys under my supervision (with whom I have consulted) have examined the Registration Statement, the Prospectus and documents and records of the Company and other documents, matters of fact and questions of law that I have deemed necessary for the purposes of this opinion. In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, and the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I or others under my supervision (with whom I have consulted) have reviewed.

Based upon the foregoing, I am of the opinion that the Shares and the Confirmation Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Equity Distribution Agreement, the Forward Confirmations, the Registration Statement and the Prospectus, the Shares and the Confirmation Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.2 to the Current Report on Form 8-K of even date herewith, incorporated by reference into the Registration Statement, and to the reference under the heading “Legal Matters” in the Prospectus. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or related rules nor do I admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related rules. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Angelica Espinosa

Angelica Espinosa